UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2024

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Manitex International, Inc. (“the Company” or “Manitex”) held its 2024 Annual Meeting of Stockholders on June 25, 2024. The following is a summary of the matters voted on at that meeting.

(a)

Proposal 1—The stockholders elected all six nominees to Manitex’s Board of Directors to serve until the 2025 Annual Meeting of the Stockholders. The persons elected to Manitex’s Board of Directors and the number of shares cast for, the number of shares withheld, and broker non-votes, with respect to each of these persons, were as follows:

	For	Withheld	Broker Non-Votes
Ronald M. Clark	8,318,829	4,371,510	3,987,612
J. Michael Coffey	12,450,939	239,400	3,987,612
Frederick B. Knox	11,057,363	1,632,976	3,987,612
Takashi Fukui	12,271,146	419,193	3,987,612
David J. Langevin	12,457,098	233,241	3,987,612
Stephen J. Tober	12,348,256	342,083	3,987,612

(b)

Proposal 2—The shareholders ratified the appointment of Grant Thornton LLP as Manitex’s independent registered public accounting firm for the year ending December 31, 2024. The number of shares cast in favor of the ratification of Grant Thornton LLP, the number against, and the number abstaining were as follows:

For	Against	Abstain
16,630,023	40,286	7,642

(c)

Proposal 3—The shareholders approved, in an advisory vote, the compensation of the Company’s named executive officers. The number of shares cast in favor, number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,874,082	135,024	681,233	3,987,612

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ JOSEPH DOOLAN
Name:	Joseph Doolan
Title:	Chief Financial Officer

Date: June 28, 2024